UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2005

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2005, Impac Mortgage Holdings, Inc. (the “Company”) completed a private placement of an aggregate amount of $26,250,000 in trust preferred securities, liquidation amount $1,000 per security (the “Preferred Securities”), through a newly formed Delaware statutory trust subsidiary, Impac Capital Trust #3 (the “Trust”), as part of a pooled transaction.

In connection with the issuance of the Preferred Securities, on May 20, 2005, the Company entered into a Junior Subordinated Indenture (the “Indenture”) by and between the Company and JPMorgan Chase Bank, National Association, as trustee, and an Amended and Restated Trust Agreement (the “Trust Agreement”) among the Company, as Depositor, JPMorgan Chase Bank, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the administrative trustees of the Trust. The information provided in Item 2.03 is incorporated by reference herein.

A press release dated May 23, 2005 is filed as exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 20, 2005, Impac Capital Trust #3 issued an aggregate of $26,250,000 in trust preferred securities, liquidation amount $1,000 per security. The Preferred Securities mature on June 30, 2035, but may be redeemed beginning June 30, 2010 if the Company exercises its right to redeem the Notes, as described below. The Preferred Securities require quarterly distributions by the Trust to the holders of the Preferred Securities, initially at a fixed rate of 8.01% per annum through the interest payment date in June 2010, and thereafter at a variable rate, reset quarterly, of three-month LIBOR plus 3.75% per annum. Distributions are cumulative and will accrue from the date of original issuance but may be deferred for a period of up to four consecutive quarterly interest payment periods if the Company exercises its right under the Indenture to defer the payment of interest on the Notes, as described below.

The proceeds from the sale of the Preferred Securities received by the Trust, combined with the proceeds of $820,000 received by the Trust from the issuance of common securities (the “Common Securities”) by the Trust to the Company, were used to purchase $27,070,000 in principal amount of the unsecured junior subordinated deferrable interest notes (the “Notes”) of the Company, issued pursuant to the Junior Subordinated Indenture entered into on May 20, 2005 between the Company and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”). The Indenture is attached hereto as Exhibit 4.1.

The issuance of the Preferred Securities and the Common Securities are provided for in the Amended and Restated Trust Agreement dated May 20, 2005, by and among the Trustee, the Company, and the administrative trustees of the Trust. The administrative trustees are the President, the Chief Financial Officer and the Secretary of the Company. The Trust Agreement is attached hereto as Exhibit 10.1.

The Notes mature on June 30, 2035, but the Company may at its option redeem the Notes, in whole or in part, beginning on June 30, 2010 in accordance with the provisions of the Indenture. The

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Notes bear interest at a fixed rate equal to 8.01% per annum through the interest payment date in June 2010, and thereafter at a variable rate, reset quarterly, of three-month LIBOR plus 3.75% per annum. Interest is cumulative and will accrue from the date of original issuance but, under certain circumstances, may be deferred by the Company at its option at any time after May 19, 2006 for a period of up to four consecutive quarterly interest payment periods (each such extended interest payment period, an “Extension Period”). No interest shall be due and payable during an Extension Period, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear additional interest at a fixed rate equal to 8.01% per annum through the interest payment date in June 2010, and thereafter at a variable rate, reset quarterly, of three-month LIBOR plus 3.75% per annum. Furthermore, during any Extension Period, the Company may not declare or pay any dividends on its capital stock, which includes its Common Stock, 9.125% Series C Preferred Stock and 9.375% Series B Preferred Stock.

Early Redemption. The Notes may be redeemed at par at the option of the Company beginning on June 30, 2010, and may be redeemed earlier than such date following the occurrence of a “Special Event” (as defined in the Indenture) at a price equal to 107.5% of the principal amount together with accrued interest. The Trust will be required to redeem a like amount of Preferred Securities if the Company exercises its right to redeem all or a portion of the Notes.

Acceleration of Maturity. Either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare the principal amount of, and all accrued interest on, all the Notes to be due and payable immediately, or if the holders of the Notes fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities outstanding shall have a right to make such declaration, if an Event of Default occurs. An Event of Default generally includes a default in payment of any interest for 30 days, a default in payment upon maturity, a default in performance, or breach of any covenant or representation, bankruptcy or insolvency of the Company or liquidation or dissolution of the Trust. Any holder of the Preferred Securities has the right, upon the occurrence of an Event of Default, to institute suit directly against the Company for enforcement of payment to such holder of principal of and any premium and interest, including additional interest, on the Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder.

A press release dated May 23, 2005 is filed as exhibit 99.1 to this Report and is incorporated herein by reference.

Item 8.01 Other Events.

On May 23, 2005, the Company issued a press release announcing the completion of the private placement of the Preferred Securities by the Trust. A copy of the press release is attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1	Junior Subordinated Indenture between Impac Mortgage Holdings, Inc. and JPMorgan Chase Bank, National Association, dated May 20, 2005.

10.1	Amended and Restated Trust Agreement among Impac Mortgage Holdings, Inc., JPMorgan Chase Bank, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein, dated May 20, 2005.

99.1	Press Release, dated May 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 23, 2005

	By:	/s/ Richard J. Johnson
	Name:	Richard J. Johnson
	Title:	Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
4.1	Junior Subordinated Indenture between Impac Mortgage Holdings, Inc. and JPMorgan Chase Bank, National Association, dated May 20, 2005.

10.1	Amended and Restated Trust Agreement among Impac Mortgage Holdings, Inc., JPMorgan Chase Bank, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein, dated May 20, 2005.

99.1	Press Release, dated May 23, 2005.

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